UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2005, Graco Inc. entered into separate agreements to acquire, in separate related transactions (i) all of the capital stock of Gusmer Corporation, a Delaware corporation headquartered in Lakewood, New Jersey, from Gusmer Machinery Group, Inc., for $45 million in cash; and (ii) all of the capital stock of Gusmer Europe S.L., a Spanish corporation headquartered in Vilanova, Spain, from PMC Europe Investments, S.L., a Spanish company, for $20 million in cash. Both Gusmer Machinery Group, Inc, and PMC Europe Investments, S.L. are affiliates of a common parent, PMC Global, Inc., a Delaware corporation headquartered in Sun Valley, California. The purchase price of each transaction is subject to adjustment based on the value of specified assets and liabilities of each acquired company on February 4, 2005. The completion of the acquisition occurred simultaneously with the entry into the agreements, on February 4, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Ehibit No.	Description

	2.1	Stock Purchase Agreement by and Among PMC Global Inc., Gusmer Machinery Group, Inc., and Graco Inc., dated as of February 4, 2005.

	2.2	Stock Purchase Agreement by and Among PMC Europe Investments, S.L. and Graco Inc., dated as of February 4, 2005.

	99.1	Press Release by Graco Inc. dated February 4, 2005.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	February 10, 2005	By:	\s\Robert M. Mattison
Robert M. Mattison
		Its:	Vice President, General Counsel and Secretary